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CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)
                                                                                        THREE MONTHS
 EXCLUDING INTEREST ON DEPOSITS:                                                            ENDED
                                                                                            MAR 31
                                    1994     1993      1992      1991       1990         1995      1994
                                   -------  -------   -------   -------    -------      -------   -------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
   INTEREST ON DEPOSITS)           5,906     6,324     5,826    5,973      9,414        1,016    1,903
  INTEREST FACTOR IN RENT EXPENSE     143       147       162      171        173           35       37
  DIVIDENDS - PREFERRED STOCK         505       465       416      271(A)     361          151      143
                                    -------   -------  -------  -------     -------     -------   -------
    TOTAL FIXED CHARGES             6,554     6,936     6,404    6,415      9,948        1,202    2,083
INCOME:
  NET INCOME(LOSS)                  3,442(B)  1,919(C)    722     (914)(D)    318(E)       829      609(B)
  INCOME TAXES                      1,189       941       696      677        508          530      390
  FIXED CHARGES (EXCLUDING
   PREFERRED STOCK DIVIDENDS)       6,049     6,471     5,988    6,144      9,587        1,051     1,940
                                   -------   -------   -------  -------    -------      -------   -------
    TOTAL INCOME                   10,660     9,331     7,406    5,907     10,413        2,410     2,939
                                  =======   =======    =======  =======    =======      =======   =======
RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS     1.63      1.35      1.16     0.92(F)    1.05         2.00      1.41
                                  =======   =======    =======  =======    =======      =======   =======
INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:
  INTEREST EXPENSE                 14,902    16,121   16,327    17,089     23,798        3,272     4,373
  INTEREST FACTOR IN RENT EXPENSE     143       147      162       171        173           35        37
  DIVIDENDS - PREFERRED STOCK         505       465      416       271(A)     361          151       143
                                    -------  -------   -------  -------    -------       ------    ------
    TOTAL FIXED CHARGES            15,550    16,733   16,905    17,531     24,332        3,458     4,553

INCOME:
  NET INCOME(LOSS)                  3,422(B)  1,919(C)   722       (914)(D)   318(E)       829       609(B)
   INCOME TAXES                     1,189       941      696        677       508          530       390
  FIXED CHARGES (EXCLUDING
   PREFERRED STOCK DIVIDENDS)      15,045    16,268   16,489     17,260     23,971       3,307     4,410
                                  -------   -------   -------   -------    -------      -------    ------
    TOTAL INCOME                   19,656    19,128   17,907     17,023     24,797       4,666     5,409
                                  =======   =======  =======    =======    =======      =======    ======
RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS    1.26      1.14      1.06     0.97(F)     1.02         1.35      1.19
                                  =======   =======   =======   =======     ======       =======    ======

(A) CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF OF 34%.
(B) NET INCOME FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND THE FULL YEAR 1994 EXCLUDES THE CUMULATIVE EFFECT
OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT
BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF
FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(D) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(E) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1990 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
CERTAIN DERIVATIVE PRODUCTS OF $140 MILLION.
(F) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES OF $508 MILLION.
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